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                                                                    Exhibit 3.23

                                   SCHEDULE A

                            MEMORANDUM OF ASSOCIATION

                                       OF

                     CANADIAN SPRINGS WATER COMPANY LIMITED

1.    The name of the Company is Canadian springs Water Company Limited.

2. There are no restrictions on the objects and powers of the Company and the Company shall expressly have the following powers:

      a. To sell or dispose of its undertaking, or a substantial part thereof;

      b.    to distribute any of its property in specie among its members; and

      c.    to amalgamate with any company or other body of persons.

3.    The liability of the members is limited.

4.    The capital of the Company is:

      d. 10,000 Class A shares; e. 100 Class B shares; f. 100,000 Class C shares; and g. 1,000 Class D shares.

with power to divide the shares in the capital for the time being into several classes and to attach thereto respectively any preferred, deferred or qualified rights, privileges or conditions, including restrictions on voting rights and including redemption and purchase of such shares, subject, however, to the provisions of the Companies Act of Nova Scotia.

The rights privileges, restrictions and conditions attaching to the Class A, Class B, Class C and Class D shares as are set out in Schedule A attached hereto.

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                         SPECIAL RIGHTS AND RESTRICTIONS

                               ATTACHING TO SHARES

      The Class "A" shares (the "Class "A" shares") shall consist of one hundred
(100) Class "A" shares and shall have attached thereto the following right, privileges, restrictions and conditions:

1.    Dividends

1.01. In each year at the discretion of the directors, dividends may be paid on the Class "A" shares out of all profits or surpluses available for distribution;

1.02. Dividends must not be paid on the Class "A" shares if to do so would reduce the value of the net assets of the Company to less than the aggregate of the redemption amount of the issued Class "C" and Class "D" shares;

1.03. Dividends may be paid on one class of shares entitled to dividends to the exclusion of any other class of shares entitled to dividends;

2.    Voting Powers

2.01. The holders of the Class "A" shares are not entitled to vote at any meeting of the shareholders of the Company and they are not entitled to receive notice of or attend any meetings of the shareholders of the Company;

3.    Liquidation, Dissolution or Winding-Up

3.01. In the event of liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or upon distribution of the assets of the Company among its members for the purpose of winding-up its affairs or upon a reduction or return of its capital the holders of the Class "A" shares shall be entitled to receive all profits and assets of the Company remaining after the Class "C" and "D" shares have received their redemption amount and after the Class "B" shares have received their paid up capital;

4.    Redemption by the Corporation

4.01. The Class "A" shares are not redeemable;

5.    Retraction by the Shareholder

5.01. The Class "A" shares are not retractable;

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      The Class "B" shares (the "Class "B" shares") shall consist of one hundred
      (100) Class "B" shares and shall have attached thereto the following right, privileges, restrictions, and conditions:

1.    Dividends

1.01. The holders of the Class "B" shares are not entitled to any payment of dividends on such shares;

2.    Voting Powers

2.01. At all meetings of the shareholders of the Company the holders of the Class "B" shares are entitled to one vote for each Class B" share held;

3.    Liquidation, Dissolution or Winding-Up

3.01. In the event of liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or upon distribution of the assets of the Company among its members for the purpose of winding-up its affairs or upon a reduction or return of its capital the holders of the Class "B" shares shall be entitled to receive their paid up capital after the Class "C" and "d" shares have received their redemption amount;

4.    Redemption by the Corporation

4.01. The Class "B" shares are not redeemable;

5.    Retraction by the Shareholder

5.01. The Class "B" shares are not retractable;

      The Class "C" shares (the "Class "C" shares") shall consist of one million (1,000,000) Class "C" shares and shall have attached thereto the following rights, privileges, restrictions and conditions:

1.    Dividends

1.01. If any year, the Company ceases to be a "small business corporation" as that term is defined in the Income Tax Act (Canada) (the "Act") so that the holder of the Class "C" shares would otherwise be deemed to receive an interest benefit under section 74.4 of that Act, then at the discretion of the directors dividends may be paid on the Class C" shares out of all profits or surpluses available for distribution but such dividends may not exceed 4/5 of the amount equal to the deemed interest benefit that would otherwise arise under section 74.4;

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2.    Voting Powers

2.01. The holders of the Class "C" shares are not entitled to vote at any meeting of the shareholders of the Company and they are not entitled to receive notice of or attend any meetings of the shareholders of the Company;

3.    Liquidation, Dissolution or Winding-Up

3.01. In the event of liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or upon distribution of the assets of the Company among its members for the purpose of winding-up its affairs or upon a reduction or return of its capital the holders of the Class "C" shares shall be entitled to receive their redemption amount before any amount is distributed to other shareholders;

4.    Redemption by the Corporation

4.01. The Class "C" shares are redeemable;

4.02. The Company may redeem the whole or any number of the issued Class "C" shares on payment for each share to be redeemed of the redemption amount and no more provided however that not less than 21 days notice in writing of such redemption is given by mailing such notice to the registered holders of the shares to be redeemed specifying a date and place or places of redemption unless the holders of the shares to be redeemed waive any notice required to be given under this paragraph which waiver, whether given before or after the redemption, will cure any default in giving such notice and if notice as required of any redemption be given by the Company and an amount sufficient to redeem the shares be deposited with any trust company or chartered bank of Canada as specified in any notice given, on or before the date fixed for redemption, the holders thereof will thereafter have no rights against the Company in respect of such shares except upon the surrender of certificates for such shares to receive payment for them out of the monies so deposited;

4.03. For greater certainty the Company may redeem Class "C" shares and not Class "D" shares or may redeem Class "D" shares and not Class "C" shares and notwithstanding anything in these Articles to the contrary, if not all of the outstanding shares of any class are to be redeemed, the shares to be redeemed may be selected either in proportion to the number of shares registered in the name of each shareholder or from every or any particular holder of shares of that class;

4.04. If a part only of the shares of any class represented by any certificate are to be redeemed then a new certificate representing the shares which are not to be redeemed shall be issued at the expense of the Company;

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4.05. No shares of any particular class may be redeemed if to do so would reduce the value of the net assets of the Company to less than the aggregate of the redemption amount of all issued shares of all other classes which have rights on liquidation in priority to the rights of the class of t he shares to be redeemed;

5.    Retraction by the Shareholder

5.01. The Class "C" shares are retractable;

5.02. Subject to the provisions of the Companies Act , the Company will, upon receiving notice from a shareholder holding Class "C" shares, redeem the number of Class "C" shares registered in the name of the shareholders which are specified in the notice by paying to such shareholder for each Class "C" share to be redeemed the redemption amount of the share and no more provided however that not less than 21 days notice in writing of such redemption must be given to the Company by the shareholder seeking to have the Class "C" shares redeemed, such notice to be delivered by mailing to the registered office of the Company a notice specifying the number of Class "C" shares to be redeemed and surrendering the necessary number of share certificates for cancellation unless the Company waives any notice required to be given under this paragraph which waiver, whether given before or after the redemption, cures any default in giving such notice; and

      notwithstanding anything in the Articles to the contrary, any redemption of shares by the Company upon receipt of a retraction notice from any member holding Class "C" shares need not be made on a pro rata basis among every member who holds shares of the class to be redeemed.

6.    Additional Special Rights and Restrictions

6.01. The Class "C" shares will only be issued as consideration for the acquisition of property by the Company in circumstances where the transferor of such property and the Company have agreed to elect to effect the transfer of such property pursuant to the provisions of section 85 of the Income Tax Act (Canada);

6.02. The aggregate redemption amount of the Class "C" shares issued in connection with a purchase and sale transaction to which section 85 applies will be the amount by which:

      (i) the aggregate fair market value of all the property acquired by the Company in the transaction to which section 85 applies and in respect of which the Class "C" shares were issued.

exceeds

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      (ii)  the aggregate fair market value of all the consideration (other than any Class "C" shares in the Company or a right to receive any such shares) received from the Company by the transferor of such property.

      as determined by the directors of the Company at the time of the issuance of the Class "C" shares, provided that the directors may, in accordance with the terms of any agreement between the Company and the holders of Class "C" shares, amend from time-to-time their determination of the aggregate redemption amount of the Class "C" shares after the time of the issuance of such shares;

6.03. The redemption amount of each Class "C" share issued in connection with a purchase and sale transaction to which section 85 applies will be determined by dividing the aggregate redemption amount for the class by the number of shares of the class issued in respect of such transaction;

6.04. Class "C" shares shall only be issued in respect of a purchase and sale transaction to which section 85 applies if no other Class "C" shares are outstanding in respect of any other purchase and sale transaction to which section 85 applies; and

6.05. the paid-up capital of each Class "C" share is its par value.

      The Class "D" shares (the "Class "D" shares") shall consist of one million (1,00,000) Class "D" shares and shall have attached thereto the following rights, privileges, restrictions and conditions:

1.    Dividends

1.01. The holders of the Class "D" shares are not entitled to any payment of dividends on such shares;

2.    Voting Powers

2.01. The holders of the Class "D" shares are not entitled to vote at any meeting of the shareholders of the Company and they are not entitled to receive notice of or attend any meetings of the shareholders of the Company;

3.    Liquidation, Dissolution or Winding-Up

3.01. In the event of liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or upon distribution of the assets of the Company among its members for the purpose of winding-up its affairs or, upon a reduction or return of its capital the holders of the Class "D" shares shall be entitled to receive their redemption amount but only after the Class "C" shares have received their redemption amount.

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4.    Redemption by the Corporation

4.01. The Class "D" shares are redeemable;

4.02. The Company may redeem the whole or any number of the issued Class "D" shares on payment for each share to be redeemed of the redemption amount and no more provided however that not less than 21 days notice in writing of such redemption is given by mailing such notice to the registered holders of the shares to be redeemed specifying a date and place or places of redemption unless the holders of the shares to be redeemed waive any notice required to be given under this paragraph which waiver, whether given before or after the redemption, will cure any default in giving such notice and if notice as required of any redemption be given by the Company and an amount sufficient to redeem the shares be deposited with any trust company or chartered bank of Canada as specified in any notice given, on or before the date fixed for redemption, the holders thereof will thereafter have no rights against the Company in respect of such shares except upon the surrender of certificates for such shares to receive payment for them out of the monies so deposited;

4.03. For greater certainty the Company may redeem Class "C" shares and not Class "D" shares or may redeem Class "D" shares and not Class "C" shares and notwithstanding anything in these Articles to the contrary, if not all of the outstanding shares of any class are to be redeemed, the shares to be redeemed may be selected in such manner as the directors determine and need not be selected either in proportion to the number of shares registered in the name of each shareholder or from every or any particular holder of shares of that class;

4.04. If a part only of the shares of any class represented by any certificate are to be redeemed then a new certificate representing the shares which are not to be redeemed shall be issued at the expense of the Company;

4.05. No shares of any particular class may be redeemed if to do so would reduce the value of the net assets of the Company to less than the aggregate of the redemption amount of all issued shares of all other classes which have rights on liquidation in priority to the rights of the class of the shares to be redeemed;

5.    Retraction by the Shareholder

5.01. The Class "D" shares are retractable;

5.02. Subject to the provisions of the Companies Act, the Company will, upon receiving notice from a shareholder holding Class "D" shares, redeem the number of Class "D" shares registered in the name of the shareholders which are specified in the notice by paying to such shareholder for each Class "D": share to be redeemed the redemption amount of the share and no more provided however that not less than

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      21 days notice in writing of such redemption must be given to the Company by the shareholder seeking to have the Class "D" shares redeemed, such notice to be delivered by mailing to the registered office of the Company a notice specifying the number of Class "D" shares to be redeemed and surrendering the necessary number of share certificates for cancellation unless the Company waives any notice required to be given under this paragraph which waiver, whether given before or after the redemption, cures any default in giving such notice; and

      notwithstanding anything in these Articles to the contrary, any redemption of shares by the Company upon receipt of a retraction notice from any member holding Class "D" sharers need not be made on a pro rata basis among every member who holds shares of the class to be redeemed.

6.    Additional Special Rights and Restrictions

6.01. the paid-up capital of each Class "D" share is its par value; and

6.02. The redemption amount of each Class "D" share is $100.00.